Investors and Shareholders:	Exhibit 99.1

Dennis Bencala

SiRF Technology Holdings, Inc.

(408) 392-8314

dbencala@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for

Fourth Quarter and Fiscal 2008

SAN JOSE, Calif.– February 9, 2009/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported unaudited financial results for its fourth quarter and year ended December 27, 2008.

Net revenue in the fourth quarter of 2008 was $47.3 million, a decrease of 52.9 percent from $100.4 million reported in the fourth quarter of 2007. Gross margin in the fourth quarter of 2008 was 40.6 percent, as compared to 48.1 percent in the fourth quarter of 2007.

Net loss for the fourth quarter of 2008 was $17.4 million, or ($0.28) per diluted share, based on 62.6 million diluted weighted average shares outstanding. This compares with net income of $0.7 million, or $0.01 per diluted share, based on 64.3 million diluted weighted average shares outstanding in the fourth quarter of 2007.

Net revenue in fiscal 2008 was $232.5 million, a decrease of 29.4 percent from $329.4 million reported in fiscal 2007. Gross margin in fiscal 2008 was 36.3 percent, as compared to 50.9 percent in fiscal 2007.

Net loss for fiscal 2008 was $399.0 million, or ($6.47) per diluted share, based on 61.7 million diluted weighted averages shares outstanding. This compares with net loss of $10.4 million, or ($0.19) per diluted share, based on 55.5 million diluted weighted average shares outstanding in fiscal 2007.

SiRF reports gross profits, net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP gross profit, where applicable, excludes the effect of stock-based compensation expense, amortization and impairment of acquisition-related intangible assets and fair value adjustments on acquisition-related inventory. Non-GAAP gross profit for the fourth quarter of 2008 was $21.8 million or 46.1% of net revenue, as compared to non-GAAP gross profit of $52.8 million, or 52.6% of net revenue for the fourth quarter of 2007. Non-GAAP net income (loss), where applicable, excludes the effect of stock-based compensation expense, amortization of acquisition-related intangible assets, expenses associated with acquisition-related contingent payments, restructuring charges, note receivable impairment, goodwill impairment, acquisition-related intangible asset impairment, acquired in-process research and development expense, gain on divestiture, release of funds held in escrow in connection with a previous acquisition, fair value adjustments on acquisition-related inventory and adjustments to normalize the income tax provision. Non-GAAP net loss for the fourth quarter of 2008 was $9.8 million, or ($0.16) per diluted share, as compared to non-GAAP net income of $17.7 million, or $0.28 per diluted share for the fourth quarter of 2007. Non-GAAP net loss for the fourth quarter of 2008 excludes $9.1 million in stock-based compensation expense, $3.3 million in amortization of acquisition-related intangible assets, $2.1 million in restructuring charges, $0.9 million in gain on divestiture and $6.0 million in funds released that were held in escrow in connection with a previous acquisition. Non-GAAP net income for the fourth quarter of 2007 excludes $9.9 million in stock-based compensation expense, $6.2 million in amortization of acquisition-related intangible assets, $0.5 million of expenses related to acquisition-related contingent payments and $0.3 million recorded as cost of sales pertaining to fair value adjustments on acquisition-related inventory sold during the quarter. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the fourth quarter of 2008 were 62.6 million, compared to 64.3 million for the fourth quarter of 2007. Refer to the itemized reconciliation between gross profit and net income (loss) on a GAAP basis and non-GAAP basis for the fourth quarter of 2008 and 2007 as follows.

Non-GAAP gross profit for fiscal 2008 was $110.4 million or 47.5% of net revenue, as compared to non-GAAP gross profit of $178.3 million or 54.1% of net revenue in fiscal 2007. Non-GAAP net loss for fiscal 2008 was $36.2 million, or ($0.59) per diluted share, as compared to non-GAAP net income of $60.0 million, or $0.99 per diluted share for fiscal 2007. Non-GAAP net loss for fiscal 2008 excludes $38.4 million in stock-based compensation expense, $19.1 million in amortization of acquisition-related intangible assets, $0.4 million of expenses related to acquisition-related contingent payments, $3.3 million of restructuring charges, $11.8 million of note receivable impairment, $215.7 million of goodwill impairment, $42.9 million on acquisition-related intangibles impairment, $0.9 million in gain on divestiture, $6.0 million in funds released that were held in escrow in connection with a previous acquisition and $38.1 million of provision for income taxes. Non-GAAP net income for the fiscal 2007 excludes $37.7 million in stock-based compensation expense, $12.8 million in amortization of acquisition-related intangible assets, $2.7 million of expenses related to acquisition-related contingent payments, $13.9 million for acquired in-process research and development expense, $1.9 million recorded as cost of sales pertaining to fair value adjustments on acquisition-related inventory sold during the quarter and $1.4 million of adjustments to normalize the provision for income taxes. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for fiscal 2008 were 61.7 million, compared to 60.7 million for fiscal 2007. Refer to the itemized reconciliation between gross profit and net income (loss) on a GAAP basis and non-GAAP basis for fiscal 2008 and 2007 as follows.

Total cash, cash equivalents and short-term investments were $115.8 million at December 27, 2008, compared with $139.4 million at December 31, 2007.

Quarterly conference call details:

SiRF will host a conference call on February 10, 2009, at approximately 8:00 AM EDT/5:00 AM PDT to discuss its fourth quarter and year ended December 27, 2008 financial results.

This event is available through the SiRF Technology web site at www.sirf.com by clicking on the “Investors” link. Listeners should go to the website at least ten minutes before the event to download and install any necessary audio software. For those unable to attend the live broadcast, an archived version of the webcast will be available for twelve months.

The call can also be heard by dialing (800) 894-5910 (domestic) or (785) 424-1052 (international) and entering the conference id: SIRF. A telephonic replay will also be available approximately 2 hours following the earnings call and will be available for two weeks. The telephone playback of the conference call can be accessed by dialing (800) 374-0934.

About SiRF Technology

SiRF Technology Holdings, Inc. (NASDAQ:SIRF) develops and markets multifunction location platforms based on semiconductor and software products that are designed to enable location-awareness utilizing GPS and other location technologies, enhanced by wireless connectivity and multimedia capabilities, for high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into a wide range of mobile consumer devices such as automobile navigation and telematics systems, portable navigation devices (PNDs), mobile phones, mobile computers, mobile internet devices, handheld and wearable GPS recreational devices, digital cameras and camcorders, mobile gaming devices, child and pet trackers, and GPS-based peripherals, as well as into commercial applications such as logistics management systems, enterprise and carrier LBS servers, asset tracking devices, and fleet management systems. For more information see www.sirf.com.

FORWARD-LOOKING STATEMENTS:

Except for purely historical information contained herein, the matters set forth in this press release, including but not limited to statements related to our design win traction, design win momentum, anticipated benefits or success of our current and announced products, potential success of our customers’ products, our business plans or outlook and any related forecasts or projections relating to any aspect of our business, anticipated financial or operating results, the purposes and benefits to our management and investors of using non-GAAP measures and the recurrence of certain expenses in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “should,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are based on the current beliefs and expectations of our management and are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of numerous risks and uncertainties, including, among others, changes to the market for GPS-based location awareness capabilities, our ability to keep pace with and anticipate rapid technological change, the success of our product offerings and the market’s acceptance of those products, factors affecting our quarterly results, sales cycles, price reductions, dependence on and qualification of foundries to manufacture our products, production capacity, the ability to adequately forecast demand, customer relationships, our ability to compete successfully, our product warranties, the impact of our intellectual property indemnification practices of SiRF, the outcome of our litigation (including any final ITC order), trends and uncertainties with respect to consumer demand for our products and our customers’ products, weak current economic conditions and the difficulty in predicting sales, even in the short-term, developments in the macroeconomic environment and the semiconductor industry, general volatility in global economic markets, the strength of our international operations and our ability to compete in foreign markets, and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and SiRF undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	December 27, 2008 (Unaudited)	December 31, 2007 (1)
ASSETS
Current assets:
Cash and cash equivalents	$85,840	$100,963
Marketable securities	29,950	38,446
Accounts receivable, net	16,329	37,060
Inventories	16,372	27,962
Current deferred tax assets	22	6,946
Prepaid expenses and other current assets	4,153	5,380

Total current assets	152,666	216,757
Property and equipment, net	13,637	13,147
Goodwill	—	215,752
Identified intangible assets, net	21,602	82,705
Long-term deferred tax assets	2,837	34,032
Other long-term assets	2,907	1,348
Note receivable	1,700	—

Total assets	$195,349	$563,741

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,038	$22,069
Accrued payroll and related benefits	8,535	12,590
Other accrued liabilities	7,743	6,145
Deferred margin on shipments to distributors	1,714	3,028
Deferred revenue	1,368	373
Advance contract billings	23	191
Rebates payable to customers	1,026	5,452
Capital lease obligations	—	129

Total current liabilities	35,447	49,977
Long-term deferred tax liabilities	165	169
Long-term income taxes payable	3,022	2,762
Long-term obligations	1,695	1,421

Total liabilities	40,329	54,329
Commitments and contingencies Stockholders’ equity:
Common stock	6	6
Additional paid-in capital	593,350	548,895
Accumulated other comprehensive income (loss)	21	(105)
Accumulated deficit	(438,357)	(39,384)

Total stockholders’ equity	155,020	509,412

Total liabilities and stockholders’ equity	$195,349	$563,741

(1)

The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2007 as presented in the Company’s December 31, 2007 Form 10-K.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED GAAP STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 27, 2008	December 31, 2007	December 27, 2008	December 31, 2007
Revenue:
Product revenue	$44,052	$98,930	$222,922	$323,128
License royalty and service revenue	3,216	1,424	9,530	6,252

Net revenue	47,268	100,354	232,452	329,380
Cost of revenue:
Cost of product revenue (includes stock-based compensation expense of $308 and $416 for the three months ended December 27, 2008 and December 31, 2007, respectively, and $1,468 and $1,469 for the year ended December 27, 2008 and December 31, 2007, respectively)	25,802	48,304	123,558	154,452
Amortization of acquisition-related intangible assets	2,255	3,730	11,964	7,314
Acquisition-related intangible asset impairment	—	—	12,472	—

Gross profit	19,211	48,320	84,458	167,614
Gross margin	40.6%	48.1%	36.3%	50.9%
Operating expenses:
Research and development (includes stock-based compensation expense of $5,233 and $5,274 for the three months ended December 27, 2008 and December 31, 2007, respectively, and $21,643 and $20,862 for the year ended December 27, 2008 and December 31, 2007, respectively)	25,671	26,283	108,710	96,701
Sales and marketing (includes stock-based compensation expense of $1,415 and $1,950 for the three months ended December 27, 2008 and December 31, 2007, respectively, and $6,240 and $6,639 for the year ended December 27, 2008 and December 31, 2007, respectively)	5,220	8,012	25,414	27,920
General and administrative (includes stock-based compensation expense of $2,114 and $2,278 for the three months ended December 27, 2008 and December 31, 2007, respectively, and $9,014 and $8,689 for the year ended December 27, 2008 and December 31, 2007, respectively)	9,478	11,323	51,051	36,708
Amortization of acquisition-related intangible assets	1,068	2,489	7,174	5,514
Restructuring and asset impairment charges	2,145	—	3,324	—
Goodwill impairment	—	—	215,717	—
Acquisition-related intangible asset impairment	—	—	30,407	—
Acquired in-process research and development	—	—	—	13,900

Total operating expenses	43,582	48,107	441,797	180,743
Operating income (loss)	(24,371)	213	(357,339)	(13,129)
Other income (loss), net	(11)	1,301	2,169	7,392
Gain on divestiture	914	—	914	—
Release of escrow funds	6,000	—	6,000	—
Note receivable impairment	—	—	(11,800)	—

Net income (loss) before provision for income taxes	(17,468)	1,514	(360,056)	(5,737)
Provision for (benefit from) income taxes	(69)	797	38,917	4,660

Net income (loss)	$(17,399)	$717	$(398,973)	$(10,397)

Net income (loss) per share:
Basic	$(0.28)	$0.01	$(6.47)	$(0.19)

Diluted	$(0.28)	$0.01	$(6.47)	$(0.19)

Weighted average number of shares used in per share calculations:
Basic	62,574	59,998	61,673	55,477

Diluted	62,574	64,338	61,673	55,477

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

			Three Months Ended		Year Ended
			December 27, 2008	December 31, 2007	December 27, 2008	December 31, 2007
Net revenue:			$47,268	$100,354	$232,452	$329,380
Gross profit:
GAAP gross profit			$19,211	$48,320	$84,458	$167,614
Stock-based compensation expense	(A	)	308	416	1,468	1,469
Amortization of acquisition-related intangible assets	(B	)	2,255	3,730	11,964	7,314
Acquisition-related intangible asset impairment	(G	)	—	—	12,472	—
Fair value adjustments on acquisition-related inventory	(I	)	—	313	—	1,916

Non-GAAP gross profit			$21,774	$52,779	$110,362	$178,313

Non-GAAP gross margin			46.1%	52.6%	47.5%	54.1%
Operating expenses:
GAAP operating expenses			$43,582	$48,107	$441,797	$180,743
Stock-based compensation expense	(A	)	(8,762)	(9,502)	(36,897)	(36,190)
Amortization of acquisition-related intangible assets	(B	)	(1,068)	(2,489)	(7,174)	(5,514)
Acquisition-related contingent payments	(C	)	(3)	(548)	(369)	(2,677)
Restructuring and asset impairment charges	(D	)	(2,145)	—	(3,324)	—
Goodwill impairment	(F	)	—	—	(215,717)	—
Acquisition-related intangible asset impairment	(G	)	—	—	(30,407)	—
Acquired in-process research and development	(H	)	—	—	—	(13,900)

Non-GAAP operating expenses			$31,604	$35,568	$147,909	$122,462

Operating loss:
GAAP operating income (loss)			$(24,371)	$213	$(357,339)	$(13,129)
Stock-based compensation expense	(A	)	9,070	9,918	38,365	37,659
Amortization of acquisition-related intangible assets	(B	)	3,323	6,219	19,138	12,828
Acquisition-related contingent payments	(C	)	3	548	369	2,677
Restructuring and asset impairment charges	(D	)	2,145	—	3,324	—
Goodwill impairment	(F	)	—	—	215,717	—
Acquisition-related intangible asset impairment	(G	)	—	—	42,879	—
Acquired in-process research and development	(H	)	—	—	—	13,900
Fair value adjustments on acquisition-related inventory	(I	)	—	313	—	1,916

Non-GAAP operating income (loss)			$(9,830)	$17,211	$(37,547)	$55,851

Net income (loss):
GAAP net income (loss)			$(17,399)	$717	$(398,973)	$(10,397)
Stock-based compensation expense	(A	)	9,070	9,918	38,365	37,659
Amortization of acquisition-related intangible assets	(B	)	3,323	6,219	19,138	12,828
Acquisition-related contingent payments	(C	)	3	548	369	2,677
Restructuring and asset impairment charges	(D	)	2,145	—	3,324	—
Note receivable impairment	(E	)	—	—	11,800	—
Goodwill impairment	(F	)	—	—	215,717	—
Acquisition-related intangible asset impairment	(G	)	—	—	42,879	—
Acquired in-process research and development	(H	)	—	—	—	13,900
Gain on divestiture	(I	)	(914)	—	(914)	—
Release of escrow funds	(J	)	(6,000)	—	(6,000)	—
Fair value adjustments on acquisition-related inventory	(K	)	—	313	—	1,916
Provision for income taxes	(L	)	—	—	38,125	1,370

Non-GAAP net income (loss)			$(9,772)	$17,715	$(36,170)	$59,953

Diluted net income (loss) per share:
GAAP diluted net income (loss) per share			$(0.28)	$0.01	$(6.47)	$(0.19)

Non-GAAP diluted net income (loss) per share			$(0.16)	$0.28	$(0.59)	$0.99

Shares used to compute diluted net income (loss) per share:
GAAP			62,574	64,338	61,673	55,477

Non-GAAP			62,574	64,338	61,673	60,708

USE OF NON-GAAP FINANCIAL INFORMATION:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of gross profit, operating income, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

SiRF management uses each of the non-GAAP financial measures internally to understand, manage and evaluate our business. SiRF believes it is useful for itself and investors to review, as applicable, both GAAP information, which includes stock-based compensation expense, amortization of acquisition-related intangibles assets, expenses related to acquisition-related contingent payments, restructuring charges, note receivable impairment, goodwill impairment, acquisition-related intangibles impairment, acquired in-process research and development expense, fair value adjustments on acquisition-related inventory and adjustments to normalize the income tax provision, and the non-GAAP measures, which exclude these amounts, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. SiRF believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Our non-GAAP financial measures reflect adjustments based on the following items:

(A)	Stock-based compensation expense: Our operating expenses include stock-based compensation expense recorded pursuant to SFAS No. 123R, which requires us to recognize a non-cash expense related to the fair value of all our employee stock-based compensation awards. We believe it is useful to highlight the effect of this stock compensation expense in our condensed statement of operations. However, stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock compensation expenses will recur in future periods.

(B)	Amortization of acquisition-related intangible assets: SiRF has excluded the effects of amortization of acquisition-related intangible assets from our non-GAAP net income (loss) because these costs are associated with the acquisition of companies that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

(C)	Acquisition-related contingent payments: SiRF has excluded the effects of compensation expense recorded in relation to acquisition-related contingent payments from our non-GAAP net income (loss) because these costs are associated with the acquisition of companies that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect additional acquisition-related payments that are not directly associated with our continuing operations.

(D)	Restructuring charges: SiRF has incurred charges associated with the various restructuring plans that were adopted 2008 that otherwise would not have been incurred and therefore we have excluded the effects of these charges from our non-GAAP net loss. This non-GAAP adjustment is intended to reflect restructuring costs that are not directly associated with our continuing operations.

(E)	Note receivable impairment: SiRF has incurred charges for impairment on a note receivable that otherwise would not have been incurred as a result of the carrying value exceeding the fair value. SiRF has excluded the effects of these charges from our non-GAAP net loss. These non-GAAP adjustments are intended to reflect one-time impairment charges and are not directly associated with our continuing operations.

(F)	Goodwill impairment: SiRF has incurred charges for goodwill impairment as a result of the carrying value exceeding the implied fair value and that otherwise would not have been incurred. SiRF has excluded the effects of these charges from our non-GAAP net loss. This non-GAAP adjustment is intended to reflect one-time impairment charges that are not directly associated with our continuing operations.

(G)	Acquisition-related intangibles impairment: SiRF has incurred charges for acquisition-related intangibles impairment as a result of the carrying value exceeding the fair value and that otherwise would not have been incurred. SiRF has excluded the effects of these charges from our non-GAAP net loss. This non-GAAP adjustment is intended to reflect one-time impairment charges that are not directly associated with our continuing operations.

(H)	Acquired in-process research and development expense: SiRF incurred a one-time charge in connection with the acquisition of Centrality during the third quarter of 2007 that otherwise would not have been incurred and therefore we have excluded the effects of this charge from our non-GAAP net income. In-process research and development consists of the estimated fair value of technology projects which, as of the acquisition date, had not yet reached technological feasibility and there are no future alternative uses that exist. We believe it is useful for investors to understand the effect of this expense on our statement of operations. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

(I)	Gain on divestiture: SiRF has excluded the effects of the gain on divestiture during the fourth quarter of 2008 from our non-GAAP net loss because this income is not directly associated with our continuing operations.

(J)	Release of funds held in escrow in connection with a previous acquisition: SiRF has excluded the effects of the release of funds held in escrow in connection with a previous acquisition during the fourth quarter of 2008 from our non-GAAP net loss because this income is not directly associated with our continuing operations.

(K)	Fair value adjustments on acquisition-related inventory: SiRF has excluded the effects of fair value adjustments on acquisition-related inventory that was subsequently sold to end customers during the third quarter of 2007 from our non-GAAP net income because these costs are associated with the acquisition of companies that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

(L)	Provision for income taxes: In 2008, SiRF has recorded valuation allowances against deferred tax assets because it is more likely than not that the deferred tax assets will not be realized and otherwise would not have been incurred. SiRF has excluded the effects of these charges from our non-GAAP net income (loss). These Non-GAAP adjustments are intended to normalize the tax effects for the reporting periods. In 2007, SiRF has excluded the effects of a reduction to our tax benefit resulting from revisions to prior period estimated R&D tax credits from our non-GAAP operating results. This reduction in estimated R&D tax credits resulted from a R&D tax credit study for the years 2005 – 2006. This non-GAAP adjustment is intended to reflect revisions to our tax provision that are not directly associated with our current period operations.